Exhibit 3.2

BYLAWS OF

CARDINAL MERGER SUBSIDIARY, INC.

ARTICLE I

OFFICES

The principal office of Cardinal Merger Subsidiary, Inc. (the “Corporation”) in the state of Oregon is to be located in the State of Oregon. The Corporation may have such other offices, either within or without the state of Oregon, as the board of directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Oregon Business Corporation Act (the “Act”) to be maintained in the state of Oregon will initially be at the location designated in the articles of incorporation, subject to change by the board of directors or the registered agent as provided by the Act.

ARTICLE II

SHAREHOLDERS

2.1 Annual Meeting. An annual meeting of the shareholders is to be held each year on such date and at such time as may be determined by the board of directors and stated in a notice of meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the president or by the board of directors, and must be called by the president if one or more written demands for a meeting describing the purpose or purposes for which it is to be held are signed, dated, and delivered to the secretary by the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

2.3 Place of Meeting. The board of directors will determine the place of meeting for all annual and special meetings of the shareholders, which may be within or without the state of Oregon. In the absence of any such determination, all meetings of shareholders are to be held at the principal office of the Corporation in the state of Oregon.

2.4 Notice of Meeting. Written or printed notice stating the date, time, and place of the meeting and, in case of a special meeting or as required by the Act, the purpose or purposes for which the meeting is called must be given not earlier than 60 nor less than 10 days before the date of the meeting, delivered personally, by mail, or by any other method authorized by the Act to each shareholder of record entitled to vote at the meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. If mailed, the notice is effective when deposited postpaid in the United States mail, addressed to the shareholder at his or her address as shown in the Corporation’s current record of shareholders. A written waiver of notice of a meeting signed by the shareholder or shareholders entitled to the notice, whether before or after the time stated therein, is equivalent to the giving of notice upon the delivery of the waiver to the Corporation for inclusion in the minutes or filing with the corporate records. If a meeting is adjourned to a different date, time, or place announced at the meeting before adjournment, notice need not be given of the new date, time, or place unless a new record date for the adjourned meeting is or must be fixed under the Act.

2.5 Fixing of Record Date. The board of directors may fix a future date as the record date to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, to take any other action, or to receive payment of any share or cash dividend or other distribution. This date is not to be earlier than 70 days or, in the case of a meeting, not later than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote, or other action of the shareholders must be the same for all voting groups. If not otherwise fixed by the board of directors, the record date to determine shareholders entitled to notice of and to vote at an annual or a special meeting of shareholders is the close of business on the day before the notice is first mailed or otherwise transmitted for delivery to shareholders. If not otherwise fixed by the board of directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day that the board of directors authorizes the share, cash dividend, or other distribution.

2.6 Quorum; Manner of Acting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to the matter. Unless the articles of incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Act or the articles of incorporation require a greater number of affirmative votes. Directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.7 Participation at Meeting. Shareholders may participate in a shareholders’ meeting through use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholders desiring to participate in this manner may notify the Corporation. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

2.8 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by applicable law. An authorization of a proxy is effective when received by the secretary or other officer of the Corporation authorized to tabulate votes. No proxy is valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy.

2.9 Voting of Shares. Each outstanding share of the Corporation’s common stock is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except that shares owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for the election of directors of the other corporation may not be voted at any meeting or counted in determining the total number of outstanding shares for purposes of any meeting.

2.10 Acceptance of Votes. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation may nevertheless accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder.

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder.

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder.

(e) Two or more persons are the shareholder as cotenants or fiduciaries, the name signed purports to be the name of at least one of the co-owners, and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver, or proxy if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

2.11 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the secretary for inclusion in the minutes or filing with the corporate records. Shareholder action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies an earlier or later effective date.

ARTICLE III

BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the Corporation are to be managed under the direction of its board of directors.

3.2 Number, Tenure, and Qualifications. The number of directors of the Corporation is initially one and shall thereafter be the number established by resolution of the board of directors from time to time. Each director will hold office until the next annual meeting of the shareholders and until his or her successor is elected and qualified unless sooner removed from office as hereinafter provided. Directors do not need to be residents of the state of Oregon or shareholders of the Corporation.

3.3 Regular Meetings. A regular meeting of the board of directors will be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the state of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the sole director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Oregon, as the place for holding any special meeting of the board of directors called by them.

3.5 Notice; Waiver. Notice of the date, time, and place of any special meeting must be given at least 24 hours in advance in writing. Notice may be delivered in person or by e-mail (if the director has authorized delivery of notice by e-mail), mail, private carrier, or any other method authorized by the Act. The notice is effective at the earliest of (a) receipt, (b) when transmitted by e-mail, (c) three days after deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, and (d) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A director’s attendance at, or participation in, a meeting constitutes a waiver of notice of the meeting, unless the director, at the beginning of the meeting or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Any director may also waive notice of any meeting by signing a written waiver, whether before or after the time stated therein, that specifies the meeting for which notice is waived and that is filed with the minutes or corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in any notice or waiver of notice of the meeting.

3.6 Quorum. A majority of the number of directors fixed by resolution under Section 3.2 constitutes a quorum for the transaction of business at any meeting of the board of directors.

3.7 Manner of Acting. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the board of directors.

3.8 Vacancies. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or by the board of directors or, if the directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of all the directors remaining in office.

3.9 Presumption of Assent. A director who is present at a meeting of the board of directors when corporate action is taken will be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.10 Removal of Directors. All or any number of the directors may be removed by the shareholders with or without cause at a meeting expressly called for that purpose at which a quorum is present. The meeting notice must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

3.11 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the board of directors may be taken without a meeting if one or more consents in writing, describing the action so taken, are signed by all the directors and included in the minutes or filed with the corporate records reflecting the action taken.

3.12 Meetings by Telephone. Meetings of the board of directors may be held by means of conference telephone or any other means of communication by which all directors participating can hear each other simultaneously during the meeting, and such participation constitutes presence in person at the meeting.

ARTICLE IV

OFFICERS

4.1 Number. The officers of the Corporation include a president and a secretary, each of whom are to be appointed by the board of directors. The board of directors may appoint one or more vice presidents, a treasurer, and other officers and assistant officers as may be deemed necessary. If specifically authorized by the board of directors, a duly appointed officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

4.2 Appointment and Term of Office. The officers of the Corporation are to be appointed annually at the first meeting of the board of directors held after each annual meeting of the shareholders. Each officer will hold office until his or her successor is duly appointed, or until his or her death, or until he or she resigns or is removed in the manner hereinafter provided.

4.3 Removal. The board of directors may remove any officer at any time with or without cause. The appointment of an officer does not of itself create contract rights, and the resignation or removal of an officer does not affect the contract rights, if any, of the Corporation or the officer.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, or otherwise may be filled by the board of directors for the unexpired portion of the term.

4.5 President. The president is the principal executive officer of the Corporation and, subject to the control of the board of directors, in general supervises and controls all the business and affairs of the Corporation. The president, when present, presides at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized to be executed, unless the signing and execution are expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or are required by law to be otherwise signed or executed; and in general the president performs all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

4.6 Vice Presidents. In the absence of the president, or in the event of the president’s death or inability or refusal to act, the vice president (or, if there is more than one vice president, the vice presidents in the order designated at the time of their appointment, or, in the absence of any designation, then in the order of their appointment) performs the duties of the president and, when so acting, has all the powers of and is subject to all the restrictions on the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation; and performs such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

4.7 Secretary. The secretary (a) keeps the minutes of meetings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) sees that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) is custodian of the corporate records and responsible for the authentication of those records; (d) keeps or causes to be kept a register of the post office address that each shareholder furnishes to the secretary; (e) signs with the president, or a vice president, certificates for shares of the Corporation, the issuance of which has been authorized by a resolution of the board of directors; (f) has general charge of the stock transfer books of the Corporation; and (g) in general performs all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

4.8 Treasurer. If required by the board of directors, the treasurer must give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors determines. The treasurer (a) has charge and custody of and is responsible for all funds and securities of the Corporation, receives and gives receipts for moneys due and payable to the Corporation from any source whatsoever, and deposits all moneys in the name of the Corporation in such banks, trust companies, or other depositaries as are selected in accordance with the provisions of Article V of these bylaws; and (b) in general performs all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

4.9 Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the Corporation, the issuance of which has been authorized by a resolution of the board of directors. The assistant treasurers must, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors determines. The assistant secretaries and assistant treasurers, in general, perform such duties as are assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

4.10 Salaries. The salaries of the officers will be fixed from time to time by the board of directors, and no officer is prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

5.1 Contracts. The board of directors may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. This authority may be general or confined to specific instances.

5.2 Loans. No loans may be contracted on behalf of the Corporation and no evidences of indebtedness issued in its name unless authorized by a resolution of the board of directors. This authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation will be signed by such officer, officers, agent, or agents of the Corporation and in such manner as is from time to time are determined by a resolution of the board of directors.

5.4 Deposits. All funds of the Corporation not otherwise employed will be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as selected by the officer or officers authorized by the board of directors to make the selection.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Certificates for Shares. Certificates representing shares of the Corporation are to be in the form determined by the board of directors. The certificates must be signed manually or by facsimile by the president or a vice president and by the secretary or an assistant secretary. All certificates for shares must be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, must be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation will be deemed by the Corporation to be the owner thereof for all purposes.

6.2 Transfer of Shares. Transfer of shares of the Corporation may be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who must furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for the shares. All certificates surrendered to the Corporation for transfer will be canceled. No new certificate will be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor on such terms and indemnity to the Corporation as the board of directors may prescribe.

ARTICLE VII

AMENDMENTS

The shareholders may amend or repeal the bylaws. In addition, the board of directors may amend or repeal the bylaws unless the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.